[Consultant Award]

INDEPENDENCE REALTY TRUST, INC.
LONG TERM INCENTIVE PLAN
STOCK APPRECIATION RIGHTS AWARD CERTIFICATE

To the Grantee Named Below:

You have been granted stock appreciation rights (“SARs”) in the common stock (the “Common Stock”) of Independence Realty Trust, Inc. (the “Company”) under Section 8.1 of the Independence Realty Trust, Inc. Long Term Incentive Plan (the “Plan”). This Stock Appreciation Rights Award Certificate (the “Award Certificate”) sets forth the aggregate number of shares under this Award and its terms and conditions. This Award is contingent upon your acknowledgement and acceptance of the terms and conditions as set forth in this Award Certificate and in the Plan.

Grant Date:	January 31,, 2014
Number of Shares:	[ ]
Fair Market Value per Share:	U.S. $8.20. “Fair Market Value,” is defined as defined in the Plan.
Expiration Date:	The fifth anniversary of the Grant Date.
Vesting:
You are receiving this Award in your capacity as a Consultant to the Company arising from your status as an employee of RAIT Financial Trust (“RAIT”).
Therefore, your award will vest provided that you (i) continue in your employment with RAIT; the Company’s advisor or their respective affiliates; or
(ii) become and continue as an Employee or a Consultant of the Company through the following: (each, a “Vesting Date”):

First anniversary of Grant Date 1/3 of Grant
Second anniversary of Grant Date 1/3 of Grant
Third anniversary of the Grant Date 1/3 of Grant
        .
Your SARs will vest if the Company undergoes a Change in Control (as defined in the Plan) and your service as a Consultant is terminated within one year of such
Change in Control.

Termination of Service:
If your employment service with RAIT; the Company’s advisor or their respective affiliates terminates by reason of your Disability or death, then your SARs will become fully vested and exercisable by you or your beneficiary.
If your employment service with RAIT; the Company’s advisor or their respective affiliates terminates for any reason other than death, Disability or Change in
Control, then you shall forfeit any unvested SARS and your vested SARs will terminate on the 30th day following the date of termination of service. The above notwithstanding, if your employment service with RAIT; the
Company’s advisor or their respective affiliates terminates prior to full vesting, but you continue to provide services to the Company as an Employee or
Consultant, then such termination of service shall not result in the forfeiture of unvested SARs

Exercise:
You may exercise this SAR only to the extent vested and only if the SAR has not expired or terminated. SARs shall expire on the fifth anniversary of the Grant
Date. Therefore, SARs must be exercised after vesting but before the fifth anniversary of the Grant Date. To exercise this SAR, you must follow the procedure and submit the form attached as Exhibit A hereto. If someone else wants to exercise this SAR after your death, that person must contact the
Company and prove to the Company’s satisfaction that he or she is entitled to do
so. Your ability to exercise the SAR may be restricted by the Company or RAIT if required by applicable law or the rules of any securities exchange on which the shares of the Company or RAIT’s stock is then listed.

The amount of the payment for each SAR exercised shall equal (i) the Fair Market
Value of the shares of Common Stock on the date of exercise, less (ii) the Fair
Market Value specified above. The SAR shall be settled in whole shares of Stock or in cash as determined at the discretion of the Company.
As a condition to exercise, the Company and/or RAIT may require you to execute an “Investment Representation Statement” and enter into a shareholder’s agreement or any other agreement required by the Board or shareholders in general, with such terms and conditions as the Company and/or RAIT may prescribe.

Tax Liability of the Participant and Payment of Taxes
You acknowledge and agree that any income or other taxes due from you with respect to the SARs issued pursuant to this Award Certificate shall be your responsibility. Upon exercise, you may elect to have a portion of the SAR amount withheld in order to satisfy your tax obligations.

Transferability:	You may not transfer or assign this SAR for any reason, other than under your will or as required by intestate laws. Any attempted transfer or assignment will be null and void.
Restrictions on Resale:
By accepting this SAR, you agree not to sell any shares of Common Stock acquired under this SAR at a time when applicable laws, Company or RAIT policies, any stockholder agreement or other agreement to which you are a party or any or an agreement between the Company and its underwriters, prohibit a sale.

Miscellaneous:
As a condition of the granting of this Award, you agree, for yourself and your legal representatives or guardians, that this Award Certificate shall be interpreted by the Board (or a committee thereof) and that any such interpretation of the terms of this Award Certificate and any determination made by the Board (or a committee thereof) pursuant to this Award Certificate shall be final, binding and conclusive. This Award Certificate and the SAR granted hereunder shall be governed by Maryland Law.

This Award is granted under and governed by the terms and conditions of the Plan, the provisions of which are incorporated herein by reference. Additional provisions regarding this Award and definitions of capitalized terms used and not defined in this Award Certificate can be found in the Plan. Any inconsistency between this Award Certificate and the Plan shall be resolved in favor of the Plan. The Participant hereby acknowledges receipt of a copy of the Plan. The invalidity or unenforceability of any provisions of this Award Certificate shall not affect the validity or enforceability of any other provision of this Award Certificate, which shall remain in full force and effect.

BY SIGNING BELOW AND ACCEPTING THIS STOCK APPRECIATION RIGHT AWARD, YOU AGREE TO ALL OF THE
TERMS AND CONDITIONS DESCRIBED HEREIN AND IN THE PLAN. YOU ALSO ACKNOWLEDGE RECEIPT OF THE PLAN.

INDEPENDENCE REALTY TRUST, INC. GRANTEE
By: Name: James J. Sebra Title: Chief Financial Officer & Treasurer	Name:

EXHIBIT A

INDEPENDENCE REALTY TRUST, INC.
LONG TERM INCENTIVE PLAN
EXERCISE AND SETTLEMENT OF VESTED SARS

Capitalized terms used herein are defined as defined in the Stock Appreciation Rights Award Certificate (the “Award Certificate”) to which this Exhibit is attached unless otherwise defined herein. This Exhibit sets forth the procedures the Participant must follow to exercise the SARs granted to the Participant pursuant to the Award Certificate.

Each SAR shall be exercisable on or after its applicable Vesting Date in accordance with the terms of the Award Certificate and the Plan. Any such vesting is subject to the terms and conditions of the Plan and your Award Certificate. A SAR shall be exercised upon delivery by the Participant to RAIT’s Human Resources department of a completed exercise election form (“Election Form”) substantially in the form attached as Appendix A to this Exhibit specifying the number of SARs to be exercised and the date of exercise (which shall be prospective). The number of SARs to be exercised may not exceed the number of vested SARs as of the date of exercise. Upon approval by the Committee, the aggregate Value of exercised SARs shall be settled and paid to Participant in cash, an equivalent value of shares of Common Stock or any combination thereof as determined in the sole and exclusive discretion of the Committee.

In the Election Form, the Participant must designate a specific Exercise Date (MM/DD/YYYY). Such Exercise Date must be (i) during the period (the “Vested Period”) at any time on or after the date the Vesting Date until the termination of the vested SARs in accordance with the terms and conditions of the Plan and the Award Certificate, (ii) prospective and (iii) no later than thirty (30) days following submission of the Election Form. An Exercise Date is “prospective” if it is submitted to, and accepted and approved by the Company before the determination of the Fair Market Value on the relevant Exercise Date. You may designate the Exercise Date that is the same date you submit the attached Election Form provided all the conditions specified above are met. Your designation of the Exercise Date is irrevocable and is binding upon you and once it is accepted and approved by the Company. Settlement will be completed within five (5) business days of the Exercise Date. Settlement will be made in cash, an equivalent value of shares of Common Stock, or a combination of the two as determined in the sole discretion of the Committee.

APPENDIX A

INDEPENDENCE REALTY TRUST, INC.
LONG TERM INCENTIVE PLAN
SARS EXERCISE ELECTION FORM

I, a participant under the Independence Realty Trust, Inc. Long Term Incentive Plan (the “Plan”), or a person otherwise entitled to exercise the Stock Appreciation Rights (“SARs”) thereunder, do hereby exercise the right to settlement of the following SARs on the date of exercise (the “Exercise Date”) identified below:

Exercise Date: Number of SARs: Date of Grant: Date of Vesting:

(The Exercise Date must comply with the conditions set forth in the Notice of Ability to Exercise Vested Stock Appreciation Rights relating to these SARs.) I understand that the Company may reduce the amount paid to me as necessary to satisfy withholding tax obligations. I further understand that the Company may settle the exercised SARs in cash or in the equivalent value of shares of Common Stock of the Company or a combination of the two as determined in the sole discretion of the Compensation Committee of the Board of Trustees of the Company.

Send a completed copy of this SAR Exercise Form to:

Independence Realty Trust, Inc.
c/o RAIT Financial Trust
Cira Center
2929 Arch Street, 17th Floor
Philadelphia, PA 19104
Attn:	Michele Rudoi

Human Resources

I understand that this election and the designation of the Exercise Date above are irrevocable once accepted and approved by the Company.

Print Name Date

Signature

ACCEPTED AND APPROVED ON BEHALF OF INDEPENDENCE REALTY TRUST, INC:

By: Name & Title: Date